EXHIBIT 23

                   REPORT OF INDEPENDENT ACCOUNTANTS
                   ON FINANCIAL STATEMENT SCHEDULES

To the Board of Directors of
The Interpublic Group of Companies, Inc.

Our audits of the consolidated financial statements referred to in our report dated February 13, 1996 appearing in the 1995 Annual Report to Stockholders of The Interpublic Group of Companies, Inc. (which report and consolidated financial statements are incorporated by reference in this Annual Report on Form 10-K) also included an audit of the Financial Statement Schedules listed in Item 14 (a) of this Form 10-K. In our opinion, these Financial Statement Schedules present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

PRICE WATERHOUSE LLP
New York, New York
February 13, 1996

                  CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 of The Interpublic Group of Companies, Inc. (the "Company"), of our report dated February 13, 1996, appearing in the 1995 Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K: Registration Statements No. 2-79071; No. 2-43811; No. 2-56269; No. 2-61346; No. 2-64338; No. 2-67560; No. 2-72093;
No. 2-88165; No. 2-90878, No. 2-97440 and No. 33-28143, relating variously to the Stock Option Plan (1971), the Stock Option Plan
(1981), the Stock Option Plan (1988) and the Achievement Stock Award Plan of the Company; Registration Statements No. 2-53544; No. 2-91564, No. 2-98324, No. 33-22008, No. 33-64062 and No. 33-61371, relating variously to the Employee Stock Purchase Plan (1975), the Employee Stock Purchase Plan (1985) and the Employee Stock Purchase Plan of the Company (1995); Registration Statements No. 33-20291 and No. 33-2830 relating to the Management Incentive Compensation Plan of the Company; Registration Statement No. 33-5352 and No. 33-21605 relating to the 1986 Stock Incentive Plan and 1986 United Kingdom Stock Option Plan of the Company; and Registration Statement No. 33-10087 and No. 33-25555 relating to the Long-Term Performance Incentive Plan of the Company.
We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3
(No. 33-37346) of the Interpublic Group of Companies, Inc. of our report dated February 13, 1996, appearing in the 1995 Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears above.

PRICE WATERHOUSE LLP
New York, New York
March 28, 1996

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